UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________
FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 7, 2022
__________________________
TaskUs, Inc.
(Exact Name of Registrant as Specified in its Charter)
__________________________

Delaware	001-40482	83-1586636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1650 Independence Drive, Suite 100
New Braunfels, Texas 78132
(Address of Principal Executive Offices) (Zip Code)
(888) 400-8275
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	TASK	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On September 7, 2022 (the “Amendment Date”), TU MidCo, Inc. (“MidCo”), a wholly-owned subsidiary of TaskUs, Inc. (the “Company”), TU BidCo, Inc. (the “Borrower”), a direct wholly-owned subsidiary of MidCo, and certain of the Borrower’s other subsidiaries (together with MidCo, the “Guarantors”) entered into an Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) with the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent. The Amended and Restated Credit Agreement amends and restates the existing Credit Agreement, dated as of September 25, 2019 (as amended, supplemented or otherwise modified prior to the Amendment Date, the “Existing Credit Agreement”) among MidCo, the Borrower, the other Guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

On the Amendment Date, the Borrower borrowed term loans in an amount equal to $270,000,000 and received revolving commitments in an amount equal to $190,000,000. The proceeds of the terms loans were used to refinance outstanding borrowings under the Existing Credit Agreement and to pay transaction fees and expenses. The Borrower will be able to draw on the revolving commitments for working capital and general corporate purposes (including permitted acquisitions).

Loans made under the Amended and Restated Credit Agreement will bear interest, at the Borrower’s option, either at (i) an adjusted Term SOFR rate plus a margin of 2.25% per annum, subject to a Term SOFR rate floor of 0.00% or (ii) an alternative base rate plus a margin of 1.25% per annum, subject to an alternative base rate floor of 1.00%. The applicable margins have not been modified from the Existing Credit Agreement other than to replace the adjusted LIBOR rate with an adjusted Term SOFR rate.

Commencing with the fiscal quarter ending December 31, 2022, the Borrower will be required to make quarterly amortization payments on the last business day of each fiscal quarter in an aggregate principal amount equal to 0.25% of the original principal amount of the term loans for the first year following the Amendment Date, 0.625% of the original principal amount of the term loans for the second year following the Amendment Date, 1.25% of the original principal amount of the term loans for the third year following the Amendment Date, 1.875% of the original principal amount of the term loans for the fourth year following the Amendment Date and 2.50% of the original principal amount of the term loans thereafter until the maturity date of the term loans.

The term loans and revolving commitments under the Amended and Restated Credit Agreement will mature on the date that is five years following the Amendment Date.

In addition, the Amended and Restated Credit Agreement amended certain covenants of the Existing Credit Agreement to provide additional flexibility for the Borrower, including a financial maintenance covenant, tested as of the last day of any fiscal quarter, consisting of a consolidated total net leverage ratio not to exceed 4.00 to 1.00, stepping down to 3.75 to 1.00 commencing with the fiscal quarter ending September 30, 2024 and stepping down further to 3.50 to 1.00 commencing with the fiscal quarter ending September 30, 2025. All other terms and collateral securing the loans will remain substantially the same as the Existing Credit Agreement except as otherwise amended by the Amended and Restated Credit Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.
The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.
Item 7.01 Regulation FD Disclosure.
As previously announced, Bryce Maddock, the Company’s Co-Founder and Chief Executive Officer, and Jarrod Johnson, the Company’s Chief Customer Officer, will participate in a fireside chat at the Citi 2022 Global Technology Conference starting at approximately 1:45 p.m. Eastern Time on September 7, 2022. The discussion is expected to include certain business updates, including a reaffirmation of fiscal year 2022 guidance and that the Company’s third quarter 2022 revenues are anticipated to be at or above the top end of the previously provided guidance range. The fireside chat will be available via live audio webcast and subsequently as an archived replay in the investor relations section of the TaskUs website (https://ir.taskus.com/). The contents of the Company’s website are not incorporated by reference into this Current Report on Form 8-K.
Additionally, on September 7, 2022, the Company issued a press release announcing the authorization of the stock repurchase program described under Item 8.01 of this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.
The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filings under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
This Current Report on Form 8-K and the press release furnished herewith contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts. These statements include, but are not limited to, statements related to expectations with respect to the Company’s third quarter and full year 2022 financial results. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates,” “positions us” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include but are not limited to those described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission (the “SEC”) on March 9, 2022, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s SEC filings. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.
Item 8.01 Other Events.
September 7, 2022, the Company announced that the Board of Directors of the Company authorized a share repurchase program, pursuant to which the Company may repurchase up to $100.0 million of its Class A common stock through December 31, 2024. The Company may repurchase shares from time to time through open market purchases, in privately negotiated transactions or by other means, including through the use of trading plans intended to qualify under Rule 10b5-1 under the Exchange Act in accordance with applicable securities laws and other restrictions. Open market repurchases are expected to be structured to occur within the pricing and volume requirements of Rule 10b-18. The timing and total amount of stock repurchases will depend upon business, economic and market conditions, corporate and regulatory requirements, prevailing stock prices, restrictions under the terms of our loan agreements and other considerations. This repurchase program terminates on December 31, 2024, and may be modified, suspended or discontinued at any time at the Company’s discretion. The program does not obligate the Company to acquire any amount of common stock.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release of TaskUs, Inc., dated September 7, 2022

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TASKUS, INC.

	By:	/s/ Balaji Sekar
Name: Balaji Sekar
Title: Chief Financial Officer

Date: September 7, 2022